Exhibit 12.1

                         CONSECO, INC. AND SUBSIDIARIES

               Computation of Ratio of Earnings to Fixed Charges,
     Preferred Dividends and Distributions on Company-Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trusts - Consolidated Basis
                              (Dollars in millions)

                                                                                       Successor              Predecessor
                                                                                       ---------              -----------
                                                                                       One month              Eight months
                                                                                        ended                   ended
                                                                                     September 30,             August 31,
                                                                                         2003                   2003(b)
                                                                                         ----                   ------
Pretax income from operations:
    Net income.......................................................................     $24.2               $2,201.7
    Add income tax expense (benefit).................................................      13.6                  (13.5)
    Add discontinued operations......................................................       -                    (16.0)
                                                                                          -----               --------

       Pretax income from operations.................................................      37.8                2,172.2
                                                                                          -----               --------

Add fixed charges:
    Interest expense on corporate debt, including amortization.......................       6.4                  223.2
    Interest expense on investment borrowings........................................        .6                    8.3
    Interest added to policyholder account balances..................................      38.1                  311.6
    Portion of rental (a)............................................................       1.2                    8.9
                                                                                          -----               --------

       Fixed charges.................................................................      46.3                  552.0
                                                                                          -----               --------

       Adjusted earnings.............................................................     $84.1               $2,724.2
                                                                                          =====               ========

          Ratio of earnings to fixed charges.........................................     1.82X                  4.94X
                                                                                          =====                  =====

          Ratio of earnings to fixed charges, excluding interest added to
              policyholder account balances..........................................     5.61X                 10.04X
                                                                                          =====                 ======

Fixed charges   .....................................................................     $46.3               $  552.0
Add dividends on preferred stock, including dividends on
    preferred stock of subsidiaries (divided by the ratio of income
    before minority interest and extraordinary charge to pretax income)..............       8.2                    -
                                                                                          -----               --------
       Fixed charges plus preferred dividends and distributions
              on Company-obligated mandatorily redeemable
              preferred securities of subsidiary trusts..............................     $54.5               $  552.0
                                                                                          =====               ========

       Adjusted earnings (loss)......................................................     $84.1               $2,724.2
                                                                                          =====               ========
          Ratio of earnings to fixed charges, preferred dividends
              and distributions on Company-obligated
              mandatorily redeemable preferred securities of
              subsidiary trusts......................................................     1.54X                  4.94X
                                                                                          =====                  =====

          Ratio of earnings to fixed charges, preferred dividends and distributions on Company-obligated mandatorily redeemable
              preferred securities of subsidiary trusts, excluding interest
              added to policyholder account balances.................................     2.80X                 10.04X
                                                                                          =====                 ======


                         CONSECO, INC. AND SUBSIDIARIES

               Computation of Ratio of Earnings to Fixed Charges,
           Preferred Dividends and Distributions on Company-Obligated
        Mandatorily Redeemable Preferred Securities of Subsidiary Trusts
                         - Consolidated Basis, Continued
                              (Dollars in millions)

                                                                                        Predecessor
                                                                    ---------------------------------------------------
                                                                                      Year Ended December 31,
                                                                    ---------------------------------------------------
                                                                     2002      2001        2000        1999        1998
                                                                     ----      ----        ----        ----        ----
Pretax income (loss) from operations:
    Net income (loss)..........................................  $(7,835.7) $ (405.9)  $(1,191.2)   $  595.0    $  467.1
    Add income tax expense (benefit)...........................      864.3     (63.5)     (166.2)      403.6       435.1
    Add discontinued operations................................    2,223.1     106.7       381.9      (117.3)       42.2
    Add extraordinary (gain) loss on extinguishment of debt....       (8.1)    (17.2)        5.0         -          42.6
    Add minority interest......................................      173.2     119.5       145.3       132.8        90.4
    Add cumulative effect of accounting change.................    2,949.2        -         55.3         -           -
                                                                 ---------  --------   ---------    --------    --------

       Pretax income (loss) from operations....................   (1,634.0)   (260.4)     (769.9)    1,014.1     1,077.4
                                                                 ---------  --------   ---------    --------    --------

Add fixed charges:
    Interest expense on corporate debt, including amortization.      346.7     369.5       438.5       249.1       182.2
    Interest expense on investment borrowings..................       16.4      30.5        15.8        51.1        60.0
    Interest added to policyholder account balances............      501.7     530.0       560.7       606.9       656.4
    Portion of rental (a)......................................       13.8      15.1        14.1        13.1         9.1
                                                                 ---------  --------   ---------    --------    --------

       Fixed charges...........................................      878.6     945.1     1,029.1       920.2       907.7
                                                                 ---------  --------   ---------    --------    --------

       Adjusted earnings (loss)................................  $  (755.4) $  684.7   $   259.2    $1,934.3    $1,985.1
                                                                 =========  ========   =========    ========    ========

          Ratio of earnings to fixed charges...................      (c)      (e)         (g)          2.10X       2.19X
                                                                      =        =           =           =====       =====

          Ratio of earnings to fixed charges, excluding
              interest added to policyholder account
              balances.........................................      (c)      (e)         (g)          4.24X       5.29X
                                                                      =        =           =           =====       =====

Fixed charges   ...............................................  $   878.6  $  945.1   $ 1,029.1    $  920.2    $  907.7
Add dividends on preferred stock, including dividends
    on preferred stock of subsidiaries (divided by the ratio
    of income before minority interest and extraordinary
    charge to pretax income)...................................        3.2      19.8        17.0         2.4        13.6
Add distributions on Company-obligated mandatorily
    redeemable preferred securities of subsidiary trusts.......      173.2     183.9       223.5       204.3       139.1
                                                                 ---------  --------   ---------    --------    --------

       Fixed charges plus preferred dividends and distributions
              on Company-obligated mandatorily redeemable
              preferred securities of subsidiary trusts........  $ 1,055.0  $1,148.8   $ 1,269.6    $1,126.9    $1,060.4
                                                                 =========  ========   =========    ========    ========

       Adjusted earnings (loss)................................  $  (755.4) $  684.7   $   259.2    $1,934.3    $1,985.1
                                                                 =========  ========   =========    ========    ========

          Ratio of earnings to fixed charges, preferred
              dividends and distributions on
              Company-obligated mandatorily redeemable
              preferred securities of subsidiary trusts........      (d)      (f)         (h)          1.72X       1.87X
                                                                      =        =           =           =====       =====
          Ratio of earnings to fixed charges, preferred dividends
              and distributions on Company-obligated mandatorily
              redeemable preferred securities of subsidiary trusts,
              excluding interest added to policyholder
              account balances.................................      (d)      (f)         (h)          2.55X       3.29X
                                                                      =        =           =           =====       =====


--------------------
    (a) Interest portion of rental is estimated to be 33 percent.
    (b) Earnings for the eight months ended August 31, 2003, included reorganization items totaling $2,130.5 million. The reorganization items included: (i) $3,151.4 million related to the gain on the discharge of prepetition liabilities; (ii) $(950.0) million related to fresh start adjustments; and (iii) $(70.9) million related to professional fees. The ratios for the eight months ended August 31, 2003, excluding such reorganization items would be as follows: (i) ratio of earnings to fixed charges - 1.08X; and (ii) ratio of earnings to fixed charges excluding interest added to policyholder account balances - 1.17X. There were no preferred stock dividends or distributions on Company-obligated mandatorily redeemable preferred securities of subsidiary trusts during the eight months ended August 31, 2003.
    (c) For such ratios, adjusted earnings were $1,634.0 million less than fixed charges. Adjusted earnings for the year ended December 31, 2002, included: (i) special and reorganization charges of $110.9 million; (ii) goodwill impairment charges of $500 million; and (iii) provision for losses related to loan guarantees of $240.0 million, as described in greater detail in the notes to the consolidated financial statements included in our Predecessor's Annual Report on Form 10-K for the year ended December 31, 2002, which is incorporated by reference herein.
    (d) For such ratios, adjusted earnings were $1,810.4 million less than fixed charges. Adjusted earnings for the year ended December 31, 2002, included: (i) special and reorganization charges of $110.9 million; (ii) goodwill impairment charges of $500 million; and (iii) provision for losses related to loan guarantees of $240.0 million, as described in greater detail in the notes to the consolidated financial statements included in our Predecessor's Annual Report on Form 10-K for the year ended December 31, 2002, which is incorporated by reference herein.
    (e) For such ratios, adjusted earnings were $260.4 million less than fixed charges. Adjusted earnings for the year ended December 31, 2001, included: (i) special charges of $80.4 million; and (ii) provision for losses related to loan guarantees of $169.6 million, as described in greater detail in the notes to the consolidated financial statements included in our Predecessor's Annual Report on Form 10-K for the year ended December 31, 2002, which is incorporated by reference herein.
    (f) For such ratios, adjusted earnings were $464.1 million less than fixed charges. Adjusted earnings for the year ended December 31, 2001, included: (i) special charges of $80.4 million; and (ii) provision for losses related to loan guarantees of $169.6 million, as described in greater detail in the notes to the consolidated financial statements included in our Predecessor's Annual Report on Form 10-K for the year ended December 31, 2002, which is incorporated by reference herein.
    (g) For such ratios, adjusted earnings were $769.9 million less than fixed charges. Adjusted earnings for the year ended December 31, 2000, included: (i) special charges of $305.0 million; and (ii) provision for losses related to loan guarantees of $231.5 million, as described in greater detail in the notes to the consolidated financial statements included in our Predecessor's Annual Report on Form 10-K for the year ended December 31, 2002, which is incorporated by reference herein.
    (h) For such ratios, adjusted earnings were $1,010.4 million less than fixed charges. Adjusted earnings for the year ended December 31, 2000, included: (i) special charges of $305.0 million; and (ii) provision for losses related to loan guarantees of $231.5 million, as described in greater detail in the notes to the consolidated financial statements included in our Predecessor's Annual Report on Form 10-K for the year ended December 31, 2002, which is incorporated by reference herein.